Exhibit 10.12


                                                             Attachment B to the
                                                               Deed No. 204/1995
                                                         Notary Eckart Wileke in
                                                               Frankfurt am Main

                       Share Transfer and Option Agreement

between

1.    Geotek
2.    EGAC
3.    Mr. Kasimir Arciszewski
4.    Mr. Hans Meiler


                                       A.
                            Share Transfer Agreement
                                     Between
                                 Geotek and EGAC

1. Geotek holds shares in the aggregate amount of DM 1,330,000 Speech Design Gesellschaft fur elektronische Sprachverabeitung mbH which is registered in department B of the Commercial-Register of the Lower Court of Munich, folio HRB 69353, and has its main place of business at Germering (hereinafter referred to as the "Company"). This includes the following shares (hereinafter referred to as the "Shares"):

      o one share of DM 383,000
      o one share of DM 137,500
      o one share of DM  30,200
      o one share of DM 238,900
      o one share of DM 383,000
      o one share of DM 107,000
      o one share of DM  20,800
      o one share of DM  29,600

2. Geotek herewith assigns to EGAC the Shares including all ancillary rights. EGAC accepts such assignment.

3. The assignment of the Shares herewith agreed becomes effective immediately.

4. The profit of the current fiscal year as well as the profit of previous fiscal years which has not been distributed to shareholders (i.e. profits carried forward and profits of previous fiscal years with respect to which no resolution on the appropriation of results (Ergebnisverwendung) has been passed) shall be exclusively for the account of EGAC.

5. A copy of the declaration of consent of the Shareholder Meeting and a waiver of rights of first refusal in connection with the sale and assignment of the Shares to EGAC is attached as Attachment B1 hereto.

6. EGAC submits to and acknowledges all provisions of the Articles of Association of the Company, a copy of which is attached as Attachment B2 hereto. The parties hereto namely Geotek, EGAC, Mr. Arciszewski, and Mr. Meiler, will replace the denomination "Geotek" by "EGAC" in ss.12.2.1 and ss.16.4 of the Articles of Association.

                                       B.
                                Option Agreement
                                     between
            Geotek, EGAC, Mr. Kasimir Arciszewski and Mr. Hans Meiler

                                       1.
                                    Preamble:

Geotek, Mr. Kasimir Arciszewski and Mr. Meiler have entered into a share option agreement (hereinafter referred to as the "Share Option Agreement") dated February 10, 1993 (Roll of Deeds no. 348/F/1993/ARO of the Notary Public Dr. Alexander Fauvet). Reference is made to the Share Option Agreement, a copy of which is attached hereto as Attachment B3.

At present, the following shareholders are participating in the share capital of the Company with the shares indicated hereinafter:

EGAC                            nominal value         DM        1,330,000.00          67.86%
Kasimir Arciszewski, Munich     nominal value         DM          378,000.00          19.29%
Hans Meiler, Munich             nominal value         DM          252,000.00          12.86%
--------------------------------------------------------------------------------------------
total share capital                                   DM       19,960,000.00
                                                               =============

The shareholders and Geotek agree that the Share Option Agreement be replaced with immediate effect by the provisions of Part B of this deed.

                                       II.
                                    Options:

1. Mr. Kasimir Arciszewski and Mr. Hans Meiler hereby offer to EGAC their shares in the Company for sale (the "Call Option").

2. EGAC hereby offers to Mr. Kasimir Arciszewski and Mr. Hans Meiler the acquisition of these shares in the Company (the "Put Option").

3. The offers are irrevocable. The acceptance of the offers requires notarial recording. The contract of purchase governed by the law obligations becomes effective upon recording of the declaration of acceptance.

4. The acceptance can be declared effectively subject to the provisions stated under para. B. III. of this deed. In the event of an effective declaration of acceptance the parties to the contract are obligated reciprocally and simultaneously to declare and to accept the (eventually partial) assignment in a notarial form against payment of the purchase price and in strict compliance with the provisions stated under para. B. III and B. IV of this deed. The real transfer of the shares shall not be effected until this declaration of assignment and its acceptance are recorded.

5. Any disposal of the offers contained in this deed, in particular assignment, pledging, lending against collateral security, etc., is excluded.

6. Mr. Kasimir Arciszewski and Mr. Hans Meiler assume the obligations set forth in this deed as partial debtors (Teilschuldner) and are entitled to the rights set forth hereunder as partial creditors (Teilglaubiger).

7. the transfer of shares shall be effected each time against payment of a purchase price. The purchase price shall be calculated on the basis of the following formula whereas the multiplier for the respective transfers is described in detail in para. B. III of this deed:

      Company's net income for the year (Jahresuberschuss) plus taxes on income (Steuren vom Einkommen und vom Ertrag) obtained during the Company's three fiscal years preceding the date of the assignment

      : three
      -------------------------------------------------------------------
      = average net income for the year (Jahresuberschuss) before deduction of taxes on income (Steuren vom Einkommen und vom Ertrag)
      x multiplier as set forth in para. B. III
      -------------------------------------------------------------------
      = respective value of the Company
      x nominal value of the assigned shares
      : total of the nominal value of the Company's existing shares
      -------------------------------------------------------------------
      = purchase price
      ================

8. Geotek, by way of a suretyship (selbstchuldnerische Burgschaft) hereby secures the payment obligations of EGAC in the case of the exercise of the Put Option. Geotek will be obligated to pay under such suretyship only if thirty days have expired after the respective payment has become due. There is no obligation under the suretyship in the case of para. B. III 2.2.1. If the Call Option is exercised, the agreement for the transfer of shares (Anteilsabtretung) shall be subject to the condition precedent that the payment obligations of EGAC are duly satisfied within three weeks, otherwise it shall be null and void.

                                      III.
          Conditions, purchase Price Multiplier, Further Stipulations.

1.    General Acceptance Possibilities Limited in Time

1.1 The offers indicated in para. B. 11., 1. and 2. can be accepted by each party entitled without particular requirements taking effect as of the following dates - such acceptance, however, cannot be declared subsequently and must take effect as of March 31, 1999 at the latest:

      31 March 1996
      31 March 1997
      31 March 1998
      31 March 1999

1.2   Unless expressly otherwise provided herein (in particular in para.
      B III. 2) EGAC may declare acceptance only to both Mr. Arciszewki and Mr. Meiler together, and Mr. Arciszewski and/or Mr. Meiler may declare acceptance to EGAC jointly.

1.3 In the event of a declaration of acceptance, the respective shares of which each one amount to one third of the total nominal value owned by Mr. Arciszewski and/or Mr. Meiler, shall be transferred to EGAC as follows:

      - one third on the following March 31.

      - another third on each March 31 of the following two years (if applicable, also on 03/31/2000 and 03/31/2001).

      The purchase price shall be determined separately in accordance with para. B II. 7 hereof for each partial assignment pursuant to the results obtained during the respective preceding three fiscal years.

1.4   As set forth in para. B. II., 7. the multiplier is

      - in the event of an acceptance of the Call Option by EGAC according to para. II. 1.:12 (twelve)

      - in the event of an acceptance of the Put Option by Mr. Arciszewski or Mr. Meiler according to para. II., 2.:6 (six).

1.5 EGAC is entitled to pay the purchase price in Deutsch Marks or, alternatively, by transfer of Geotek shares (common stock) if at the due date of the purchase price Geotec shares are traded on the official Nasdaq stock exchange; provided, however, that this clause does not create any obligation of Geotek to issue or transfer Geotek shares. Rather, EGAC will have to agree with Geotek on the terms and conditions pursuant to which such shares can be furnished. In the event of the acceptance of the Call Option by EGAC according to para. B. II. 1 it is further required that during the 60 trading sessions preceding the due date of the purchase price the average market value of the daily trading volume of Geotek shares on the Nasdaq Stock Market exceeds US $50,000.00. The valuation of the Geotek shares shall in any case be effected on the basis of the weighted average stock exchange price evaluated during the preceding 60-day-period; the conversion into Deutsch Marks shall be effected on the basis of the foreign exchange selling rate determined in Frankfurt/Main on the due date of the purchase price.

2. Acceptance Possibilities Depending on the Termination of the Management Agreements

2.1   Notice of termination given by Speech Design

2.1.1 If the management agreement between the Company and Mr. Arciszewski and/or Mr. Meiler is terminated due to a notice of dismissal given before 12/31/2002 by Speech Design, with regard to the respective (former) manager, EGAC is entitled to exercise the Call Option in compliance with para. B. II., 1. of this deed within a period of 30 days from the termination of the agreement. Otherwise, para. B. III., 1. of this deed applies analogously.

2.1.2 If EGAC does not exercise this Call Option, the respective manager may himself exercise the Put Option within a further period of 30 days in compliance with para. B. II., 2. of this deed. Otherwise, para.
      B. III., 1. of this deed applies analogously, however, with the following divergences:

      - Notwithstanding 1.3 hereof, the purchase price shall be determined exclusively on the basis of the results obtained during the three fiscal years preceding the exercise of the option.

      - Notwithstanding 1.4 hereof the multiplier is: 9 (nine).

      - Notwithstanding 1.5 hereof, EGAC can only pay in the form of Geotek shares if the requirements stated under 1.5, sentence 3 are met.

2.1.3 EGAC can avoid the execution of the Put Option by Mr. Arciszewski and/or Mr. Meiler by offering for sale to the persons entitled under the Put Option all shares held by EGAC in Speech Design on the following basis:

      - purchase price multiplier: 7 (seven) based on the average results obtained during the three fiscal years of Speech Design preceding the offer,

      - payment of the purchase price by means of a promissory note with a term of 5 years bearing an interest in the amount of the prime rate of the following banking institution: Citibank, New York, N.Y., which becomes due and payable at the end of each calendar year,

      - securing the purchase-money claim by pledging the shares of Speech Design as collateral security.

      The offer must be drawn up in a notarial form within 30 days after notifying EGAC of the exercise of the option according to para. B. 2.1.2.

2.2   Notice of termination given by the management

2.2.1 If the management agreements between the Company and Mr. Arciszewski and/or Mr. Meiler are terminated due to a notice of termination given before 12/31/2002 by Mr. Arciszewski and/or Mr. Meiler, the (former) manager concerned is entitled to exercise the Put Option in compliance with para. B. II., 2. within a period of 30 days from the termination of the respective management agreement. Otherwise, para. B. III., 1. of this deed applies correspondingly, however, subject to the following provisions:

      - payment of the purchase price by means of a promissory note with a term of three years bearing an interest at the prime rate of the following banking institution: Citibank, New York., N.Y., which becomes due and payable at the end of each calendar year.

      - securing the purchase-money by pledging the existing shares as collateral security.

      - in the event of non-fulfillment of the purchase-money claim satisfaction may only be sought through the pledged shares. If the party entitled under the purchase-money claim so requires, such satisfaction must be obtained by a transfer of such shares. EGAC shall not be personally liable otherwise.

2.2.2 If Mr. Arciszewski or Mr. Meiler do not exercise this Put Option, EGAC for its part can exercise the Call Option within a further period of 30 days in compliance with para. B. II., 1. of this deed. Otherwise, para.
      B. III. 1. of this deed applies correspondingly, however with the following divergences:

      - Notwithstanding 1.3 hereof, the purchase price shall be determined exclusively on the basis of the results obtained during the three fiscal years preceding the exercise of the option.

      - Notwithstanding 1.4 hereof, the multiplier is: 9 (nine).

      - payment of the purchase price may be made by means of a promissory note with a term of three years bearing an interest in the amount of the prime rate of the following banking institution: Citibank, New York, N.Y.; which becomes due and payable at the end of each calendar year; provided that such note is secured by Geotek. Otherwise payment of the purchase price shall be governed by para. B. III. 1.5. This provision shall not be construed as obliging Geotek to provide such security.

      - in the event of payment of the purchase price by means of a promissory note as provided in the preceding paragraph, such promissory note shall be secured by pledging the sold shares as collateral security.

2.2.3 Mr. Arciszewski and/or Mr. Meiler may avoid the execution of the Call Option by EGAC by offering EGAC the acquisition of all participations held by EGAC in the Company on the following basis:

      - purchase price multiplier: 12 (twelve) based on the average results obtained during the three fiscal years of Speech Design preceding the offer of acquisition.

      - payment of the purchase price in cash within 30 days from the acceptance of the offer.

      The offer must be drawn up in a notarial form within 30 days after notifying Mr. Arciszewski and/or Mr. Meiler of the exercise of the Option according to para. B. III. 2.2.2.

                                       IV.
                    Further Terms of the Purchase Agreements

The purchase agreements to be concluded in the event of exercising the option must furthermore mention the following points.

1. Due date of the purchase price (if not regulated otherwise hereinbefore): contemporaneously with the recording of the notarial assignment deed.

2. Assignment of the right to participate in the profits: from the beginning of the Company's fiscal year current at the recording date of the notarial assignment deed.

3. Warranty: given only for the existence of the assigned shares, for its freedom from third party rights and for the fact that the share has been fully paid-up. Any further warranties are excluded.

4. Any transfer of shares sold is subject to the transfer of the respective consideration as a condition precedent (aufschiebende Bedingung).

5. Costs: The respective purchaser shall bear the cost of this deed or any follow-up deed eventually to be drawn up in connection herewith (i.e. declarations of acceptance, declarations of assignment) as well as the costs of their execution.

                                       V.
                                     Voting

In the event that according to para. III., 1.3 or arising from a reference to para. III., 1.3 of this agreement, the shares of Mr. Areiszewski and/or Mr. Meiler shall be transferred in three thirds to EGAC, EGAC commits itself regarding all shareholders' meetings of the Company to exercise the total number of voting rights to which EGAC is entitled only to an extent allowing that at least 26% of the votes participating in the shareholders' meeting are held by Mr. Arciszewski and Mr. Meiler. EGAC's exceeding voting rights shall be forfeited. This commitment is limited to the period starting with the assignment of the first third and ending with the assignment of the last third according to para. B. III., 1.3 of this deed.

                                       VI.
                          Right of Pre-emption Consent

1. Exercising the option rights regulated in para. III. of this agreement results in the preemption rights guaranteed by the Company's Articles of Association. These preemption rights take priority over the option rights according to para. III.

This does not apply if EGAC legitimately exercises its option rights with regard to all the shares which Mr. Arciszewski and Mr. Meiler are entitled to.

2. Furthermore, EGAC, Mr. Arciszewski and Mr. Meiler and, solely in the default case set out in para. B. II. 8 with regard to the put option, Geotek are obligated to agree to any purchase and assignment agreement that might arise under this deed.

                                       C.
                               General Provisions

1. The costs of the legal advisers of Messrs. Arciszewski and Meiler up to the signing of this deed (which costs shall not exceed DM 8,000.00) as well as the costs of the legal advisers of Geotek shall be borne by Geotek. EGAC shall bear the cost of its legal advisers. The cost of the notarial recording of this deed as well as other transaction costs triggered by the conclusion or consummation of this Agreement including any transfer taxes shall, as between the parties, be borne by EGAC.

2. This Agreement, including this provision, may only be amended by written or, if necessary, notarial instrument.

3. Each party shall appoint a process agent (Zustellungsbevollmachtigter) for the initiation of a legal action or services which need to be made in a pending legal dispute as well as for the receipt of any declarations of will requiring receipt (empfansbedurftige Willenserklarung) within 6 weeks after the recording date of this deed.

4. Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. The invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision which serves best the economic interest of the contract parties originally pursued by the invalid or unenforceable provision.

5. Any agreements made heretofore between the parties to this Agreement are superseded by the conclusion of this Agreement.

6. This Agreement shall be governed by the laws of the Federal Republic of Germany. In the event of any dispute between the parties arising out of this Agreement the parties agree on Germering (Landkreis Furstenfeldbruck) as the non-exclusive place of jurisdicition.

Attachments:

B1.   Shareholder Assembly protocop/Waiver of rights of first refusal
B2.   Articles of Association of the Company
B3.   Optionsvertrag